UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

Rouse Properties, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-35278	90-0750824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, Suite 2800	10036
New York, New York	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (212) 608-5108

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2014, Rouse Properties, Inc., a Delaware corporation (the “Company”), appointed Michael Grant, 51, as the new Chief Accounting Officer of the Company.  Mr. Grant is expected to assume his role as Chief Accounting Officer by July 28, 2014.

From April 2008 to July 2014, Mr. Grant served as the Senior Vice President and Chief Accounting Officer of Aimbridge Hospitality, responsible for overseeing the accounting for the management company and hospitality portfolio managed by Aimbridge.  In addition, from May 2007 to May 2013, Mr. Grant served in a dual role, also serving as the Vice President and Chief Financial Officer and Controller of Eagle Hospitality Properties Trust, a real estate investment trust and owner of hotels, including hotels managed by Aimbridge.  Mr. Grant has an MBA and a BBA from the University of Texas and is a CPA licensed in the State of Texas.  Mr. Grant will be relocating to the New York area in connection with his appointment with the Company.

Pursuant to an employment letter entered into between the Company and Mr. Grant, Mr. Grant will receive an annual base salary of $235,000, and will have a target annual cash bonus equal to 40% of his base salary.  The actual bonus award amount will be determined by the Company’s Chief Executive Officer.  Mr. Grant will also receive a one-time payment in the amount of $20,000 to cover relocation costs.

In addition, Mr. Grant will receive, in connection with his appointment as Chief Accounting Officer, a one-time grant under the Company’s 2012 Equity Incentive Plan of options to purchase a number of shares of the Company’s common stock equal to the number obtained by dividing $235,000 by the closing price per share of the Company’s common stock on the date immediately preceding the date of grant, which options will vest in five equal annual installments, commencing on the first anniversary of the date of grant.  This grant is subject to the approval of the Company’s Board of Directors, who will also determine the specific grant date.

Commencing in 2015, Mr. Grant will also be eligible to receive an annual grant under the Company’s 2012 Equity Incentive Plan of options to purchase a number of shares of the Company’s common stock obtained by dividing (i) 0.7 times Mr. Grant’s base salary by (ii) the closing price per share of the Company’s common stock on the date immediately preceding the date of grant.  These options, if granted, would vest in five equal annual installments, commencing on the first anniversary of the date of grant, and these annual grants may be subject to the satisfaction of performance measures and other criteria.  All such future awards would be subject to approval by the Company’s Board of Directors.

Additionally, the Company and Mr. Grant will enter into an indemnification agreement in substantially the same form as the Company has entered into with its existing executive officers.

In addition, the Company has appointed Timothy Salvemini, the Company’s current Chief Accounting Officer, to serve in the newly created position of Chief Administrative Officer of the Company, effective upon Mr. Grant’s assumption of his role as Chief Accounting Officer on or about July 28, 2014.  In his new role, Mr. Salvemini's responsibilities will include treasury, information technology systems and platform, Sarbanes-Oxley internal compliance and lease administration.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2014	ROUSE PROPERTIES, INC.

	By:	/s/ Susan Elman
Name: Susan Elman
Title: Executive Vice President
and General Counsel